Exhibit 10.2

FORM OF

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of [                     ], 2010 by and among National Beef, Inc., a Delaware corporation (the “National Beef”), U.S. Premium Beef, LLC, a Delaware limited liability company (“USPB”), TKK Investments, LLC, a Missouri limited liability company (“TKK”), TMKCo, LLC, a Missouri limited liability company (“TMKCo”, and together with TKK, the “Klein Entities”), and NBPCo Holdings, LLC, a South Dakota limited liability company (“NBPCo” and together with USPB and the Klein Entities, the “Founding Members”). National Beef, the Founding Members and National Beef Packing Company, LLC (“NBP LLC”) are parties to the Amended and Restated Limited Liability Company Agreement of NBP LLC, dated [                     ], 2010 (the “NBP LLC Operating Agreement”).

The parties agree as follows:

1.                Defined Terms; Interpretation.

(a) Defined Terms. The following terms shall have the following meanings in this Agreement:

“Adverse Effect” has the meaning set forth in Section 2(a)(vi) of this Agreement.

“Affiliate” has the meaning set forth in the NBP LLC Operating Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Board” means the Board of Directors of National Beef.

“Business Day” means a day other than a Saturday, Sunday, federal holiday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“CEO” means the Chief Executive Officer of National Beef.

“CFO” means the Chief Financial Officer of National Beef.

“Common Stock” shall mean National Beef’s Class A Common Stock, par value $0.01 per share, and any securities into which such shares may hereinafter be reclassified.

“Company” has the meaning set forth in the preamble of this Agreement.

“Control” (including the terms “Controlled by” and “under common Control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Demand Party” has the meaning set forth in Section 2(a)(i) of this Agreement.

“Demand Registrable Securities” has the meaning set forth in Section 2(a)(i)(1) of this Agreement.

“Director” means a member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Exchange Agreement” means the Exchange Agreement, dated as of [                     ], 2010, among National Beef and each of the Founding Members pursuant to which each Founding Member has the right to exchange its membership units in NBP LLC for shares of Common Stock, cash or a combination thereof under certain circumstances.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Founding Members” has the meaning set forth in the preamble of this Agreement.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group” has the meaning set forth in Section 13(d)(3) and Rule 13d-5 of the Exchange Act.

“IPO” means an initial primary sale by National Beef of shares of Common Stock to the public in an offering pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act, so that after giving effect to such offering, such shares of Common Stock are listed on one or more nationally recognized exchanges or quoted on one or more automated quotation systems, including the NYSE or NASDAQ, respectively.

“Klein Entities” has the meaning set forth in the preamble of this Agreement.

“LLC Act” means the Delaware Limited Liability Company Act, 6 Del.C. §§ 18-101, et seq., as it may be amended from time to time, and any successor to such statute.

“Losses” has the meaning set forth in Section 2(f)(i) of this Agreement.

“Member Registrable Securities” has the meaning set forth in Section 2(a)(i)(2) of this Agreement.

“NASDAQ” has the meaning set forth in Section 2(c)(viii) of this Agreement.

“NBP LLC” has the meaning set forth in the preamble of this Agreement.

“NBP LLC Operating Agreement” has the meaning set forth in the preamble of this Agreement.

“NBPCo” has the meaning set forth in the preamble of this Agreement.

“NYSE” has the meaning set forth in Section 2(c)(viii) of this Agreement.

“Officer” means a person designated as an officer of National Beef by the Board or the CEO.

“Other Holder Registrable Securities” has the meaning set forth in Section 2(a)(i)(4) of this Agreement.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental Authority or other entity or organization of any nature whatsoever or any Group of two or more of the foregoing.

“Registrable Securities” mean the Shares. As to any particular Registrable Securities, such Shares shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement, (ii) such Shares may be sold without restrictions (including volume and manner of sale restrictions) pursuant to Rule 144, (iii) such Shares are transferred and the subsequent disposition of such Shares do not require registration under the Securities Act or (iv) such Shares shall have ceased to be outstanding.

“Registration Expenses” means any and all reasonable expenses of National Beef incident to performance of or compliance with Sections 2(a), 2(b) and 2(c), including (i) all SEC and stock exchange or automated quotation system or FINRA registration, filing and listing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, word processing, duplication, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any stock exchange or automated quotation system pursuant to this Agreement, (v) the fees and disbursements of counsel for National Beef, (vi) the reasonable fees and disbursements of independent public accountants to National Beef, including the expenses of any “cold comfort” letters required by or incident to the transactions contemplated by this Agreement, and (vii) all reasonable expenses incurred in connection with any road shows.

“Registration Indemnified Parties” has the meaning set forth in Section 2(f)(i) of this Agreement.

“Rule 144” means Rule 144 (or any successor provision), as the same may be amended from time to time, under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities law.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shares” means the shares of Common Stock issued to any Founding Member pursuant to the exercise by such Founding Member of its exchange rights under the Exchange Agreement, including any shares of Common Stock issued in connection with a stock split, distribution, reclassification, recapitalization or otherwise in respect of such shares.

“Subsidiary” means, with respect to any Person, (i) a corporation a majority of whose capital stock with the general voting power under ordinary circumstances to vote in the election of directors of such corporation (irrespective of whether or not, at the time, any other class or classes of securities shall have, or might have, voting power by reason of the happening of any contingency) is at the time beneficially owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including a joint venture, a general or limited partnership or a limited liability company, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, beneficially own at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing such functions) or act as the general partner or managing member of such other Person.

“Third Party Holder” has the meaning set forth in Section 2(b)(i) of this Agreement.

“TKK” has the meaning set forth in the preamble of this Agreement.

“TMKCo” has the meaning set forth in the preamble of this Agreement.

“Transaction Delay Notice” has the meaning set forth in Section 2(a)(vii)(1) of this Agreement.

“Transfer” (including the term “Transferred”) means, directly or indirectly, to sell, transfer, give, exchange, bequest, assign, pledge, encumber, hypothecate or otherwise dispose of, either voluntarily or involuntarily (including upon the foreclosure under any pledge or hypothecation permitted below that results in a change in title), any Equity Interests in National Beef or other assets beneficially owned by a Person or any interest in any Equity Interests in National Beef or other assets beneficially owned by a Person. Notwithstanding the foregoing: a bona fide pledge of the Shares or other Equity Interests by any Member or its Affiliates shall not be deemed to be a Transfer hereunder.

“USPB” has the meaning set forth in the preamble of this Agreement.

(b) Other Definitional Provisions; Interpretation.

(i) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole, including the Exhibits and Schedules attached hereto, and not to any particular provision of this Agreement. Articles, section and subsection references are to this Agreement unless otherwise specified.

(ii) The words “include” and “including” and words of similar import when used in this Agreement shall be deemed to be followed by the words “without limitation”.

(iii) The titles and headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement.

(iv) The meanings given to capitalized terms defined herein will be equally applicable to both the singular and plural forms of such terms, Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

2.                Registration Rights and Procedures.

(a) Registration on Request of Founding Members.

(i) Request.  Subject to the terms and conditions of this Agreement, at any time after the expiration of any underwriter lock-up period applicable to the Founding Members in connection with the IPO, a Founding Member (the “Demand Party”) may request in writing that National Beef effect the registration for resale under the Securities Act of such Demand Party’s Demand Registrable Securities.  Any such request will specify (a) the number of Registrable Securities proposed to be sold and (b) the intended method of disposition thereof.  Subject to the other provisions of this Section 2(a), National Beef shall promptly give written notice of such requested registration to all other Founding Members, and thereupon will, as expeditiously as reasonably practicable, use its reasonable best efforts to effect the registration under the Securities Act of:

(1) the Registrable Securities which National Beef has been so requested to register by the Demand Party (“Demand Registrable Securities”);

(2) all other Registrable Securities which National Beef has been requested to register by any other Founding Member thereof on a pro rata basis by written request given to National Beef within 10 days after the giving of such written notice by National Beef (which request shall specify the amount and intended method of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered (“Member Registrable Securities”);

(3) any newly issued or treasury shares of Common Stock which National Beef seeks to have included in such registration (“Company Registrable Securities”); and

(4) all shares of Common Stock which have been requested to be included by holders of Common Stock other than the Founding Members (“Other Holder Registrable Securities”).

(ii) Limits on Registration Requests.  In no event shall National Beef be required to effect a registration pursuant to this Section 2(a) unless the number of Demand Registrable Securities requested by the Demand Party constitutes or represents the equivalent of (on a one-for-one basis) at least 5% of the aggregate number of membership units of NBP LLC outstanding (including the membership units held by National Beef and the membership units held by all Founding Members and taking into account the effect of any stock or unit splits or similar distributions in respect of the Shares or the membership units) on the date hereof (or, in the event that any over-allotment option granted to the underwriters of the IPO is exercised in whole or in part, immediately following the closing of the final exercise of such option); provided, however, that in the case of any request for registration by the Klein Entities, this condition shall be satisfied if the number of Demand Registrable Securities requested by the Klein Entities is the lesser of (x) 5% of such aggregate number of membership units of NBP LLC or (y) all the Registrable Securities held by the Klein Entities assuming that the Klein Entities had exchanged pursuant to the Exchange Agreement all of the membership units of NBP LLC held by the Klein Entities.  In addition, in no event shall National Beef be obligated to file a registration statement relating to any registration request under this Section 2(a) within a period of 180 days after the effective date of any other registration statement relating to any registration request under this Section 2(a) or to any registration effected under Section 2(b).  The Founding Members shall be entitled to request no more than the following number of registrations pursuant to Section 2(a)(i): the Klein Entities (one request), NBPCo (two requests) and USPB (five requests).

(iii) Expenses.  National Beef will pay all Registration Expenses in connection with registrations pursuant to this Section 2(a).

(iv) Effective Registration Statement.  A registration requested pursuant to this Section 2(a) will not be deemed to have been effected:

(1) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act until the earlier of (x) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition thereof set forth in such registration statement or (y) 45 days after the effective date of such registration statement; provided, however, that if the failure of any such registration statement to become or remain effective in compliance with this Section 2(a)(iv)(1) is due solely to acts or omissions of the applicable Demand Party, such registration requested pursuant to this Section 2(a) will be deemed to have been effected; or

(2) if, after it has become effective, the registration statement is subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or authority prohibiting the sale of Demand Registrable Securities pursuant to such registration statement, other than by reason of an act or omission on the part of the Demand Party.

(v) Underwritten Offering.  At the election of the Demand Party, a requested registration pursuant to this Section 2(a) may involve an underwritten offering, and, in such case, the lead or managing underwriter or underwriters shall be selected by the Demand Party in consultation with other holders of Registrable Securities being included in such registration pursuant to Section 2(a); provided, however, that such lead or managing underwriter or underwriters shall be reasonably satisfactory to National Beef.

(vi) Priority in Requested Registrations.  If a requested registration pursuant to this Section 2(a) involves an underwritten offering and the lead or managing underwriter advises National Beef in writing that, in its opinion, the number of securities to be included in such registration would be likely to have an adverse effect on the price, timing or distribution of the securities to be offered in such offering as contemplated by the Founding Members (an “Adverse Effect”), then National Beef shall include in such registration all Registrable Securities and shares of Common Stock that the lead or managing underwriter believes can be sold in such offering without having an Adverse Effect allocated in the following order of priority: (a) first, all Demand Registrable Securities; (b) second, all Member Registrable Securities, if any, held by any other Founding Member; (c) third, all Company Registrable Securities; and (d) fourth, all Other Holder Registrable Securities.  If such lead or managing underwriter advises National Beef that only a portion of the Registrable Securities or shares of Common Stock in any of clauses (a) through (d) above may be included in such registration without such Adverse Effect, National Beef shall include the Registrable Securities and shares of Common Stock from the holders of Registrable Securities in such clause on a pro rata basis based on the relative number of Registrable Securities then held by each such holder who has requested that securities owned by them be so including in a registration (provided that any such amount thereby allocated to any such holder that exceeds such holder’s request shall be reallocated among the remaining requesting holders in a like manner).

(vii) Postponements in Requested Registrations.

(1)  If, upon receipt of a registration request, National Beef shall furnish to the Demand Party a certificate signed by an Officer of National Beef (the “Transaction Delay Notice”) stating that National Beef has pending or in process a material transaction or a material development which National Beef has a bona fide business purpose in keeping confidential and that the filing of a registration statement would require disclosure of such material transaction or material development, then National Beef shall not be required to comply with its obligations under Section 2(a)(i) until 180 days after the Demand Party’s receipt of such notice.

(2)  Notwithstanding the foregoing provisions of this Section 2(a)(vii), National Beef shall be entitled to serve only one Transaction Delay Notice within any period of 365 consecutive days.

(viii)  No Shelf Registration Statements.  National Beef shall not be required, in response to any request for registration under Section 2(a) hereunder, to file or maintain a shelf registration statement under Rule 415 under the Securities Act, or any similar or successor provision.

(ix) Additional Rights. National Beef shall not grant to any other holders of shares of Common Stock (or securities that are convertible, exchangeable or exercisable into shares of Common Stock) any rights to request National Beef to effect the registration under the Securities Act of any such shares on terms more favorable to such holders than the terms set forth in this Section 2(a).

(b) Incidental Registrations.

(i) Right to Piggyback.  If National Beef or any other Person that has demand registration rights (a “Third Party Holder”) at any time after the expiration of any underwriter lock-up period applicable to the IPO proposes to register shares of Common Stock under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, National Beef will, at each such time, give prompt written notice to the Founding Members of its intention to do so and of the Founding Members’ rights under this Agreement. Upon the written request of any Founding Member made within 10 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Founding Member), National Beef will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which National Beef has been so requested to register by the Founding Members; provided, however, that (a) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, National Beef or such Third Party Holder shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, National Beef may, at its election, give written notice of such determination to each Founding Member and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such terminated registration, and (b) if such registration involves an underwritten offering, all Founding Members requesting to be included in National Beef’s or such Third Party Holder’s registration shall enter into an agreement with the underwriters to sell their Registrable Securities to the underwriters selected by National Beef or such Third Party Holder on substantially the same terms and conditions as apply to National Beef or such Third Party Holder, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings.  The registrations provided for in this Section 2(b) are in addition to, and not in lieu of, registrations made in accordance with Section 2(a).

(ii) Expenses.  National Beef will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2(b).

(iii) Priority in Incidental Registrations.  If a registration pursuant to this Section 2(b) involves an underwritten offering and the lead or managing underwriter advises National Beef in writing that, in its opinion, the number of Registrable Securities and shares of Common Stock requested to be included in such registration would be likely to have an Adverse Effect on such offering, then National Beef shall include in such registration: (a) first, 100% of the securities which National Beef or the Third Party Holder proposes to sell; (b) second, the number of Registrable Securities which the Founding Members have requested to be included in such registration; and (c) third, the number of shares of Common Stock which any other holders of Common Stock have requested to be included in the registration.  If such lead or managing underwriter advises National Beef that only a portion of such Registrable Securities or shares of Common Stock in clauses (b) or (c) may be included in such registration without such Adverse Effect, National Beef shall include Registrable Securities and shares of Common Stock from the holders of such securities in such clauses on a pro rata basis based on the relative amount of Registrable Securities or shares of Common Stock then held by each such holder (provided, that any such amount thereby allocated to any such holder that exceeds such holder’s request shall be reallocated among the remaining requesting holders in like manner).

(c) Registration Procedures.  If and whenever National Beef is required to use its reasonable best efforts to cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, National Beef will, as expeditiously as reasonably practicable:

(i) (A) with respect to any registration under Section 2(a), prepare and, in any event within 45 days of the date on which National Beef first received a request from a Demand Party pursuant to Section 2(a)(i), file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective within 120 days of the initial filing, and (B) with respect to any registration under Section 2(b) and subject to National Beef’s rights set forth in Section 2(b), use its reasonable best efforts to file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective within 120 days of the initial filing; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, National Beef will furnish to the holders holding Registrable Securities included in such registration statement, the counsel for the holders of the Registrable Securities being registered and the lead or managing underwriters, if any, copies of all such documents proposed to be filed.  National Beef will not file any such registration statement or amendment thereto or any prospectus or any supplement thereto (excluding such documents that, upon filing, will be incorporated or deemed to be incorporated by reference therein) without providing such holders, such counsel and any such lead or managing underwriter a reasonable opportunity to comment on such documents;

(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as National Beef may determine to be necessary to keep such registration statement effective in accordance with Section 2(a) and to comply with the provisions of the Securities Act and the Exchange Act; provided, however, that before filing any amendments or supplements thereto in accordance with Section 2(c)(i) or this Section 2(c)(ii), National Beef will furnish to counsel for the holders of the Registrable Securities being registered copies of all documents proposed to be filed and provide such counsel with a reasonable opportunity to comment on such documents;

(iii) furnish to each holder of Registrable Securities being registered such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder;

(iv) use its reasonable efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each holder of Registrable Securities being registered shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder, except that National Beef shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2(c)(iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(v) notify each holder of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of National Beef’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder, prepare and furnish to such holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the holders of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(vii) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be (a) listed on each stock exchange or automated quotation system, if any, on which securities issued by National Beef of the same class are then listed or, if no such securities issued by National Beef are then so listed, on the New York Stock Exchange (the “NYSE”) or another nationally stock exchange, if the securities qualify to be so listed or (b) on the Nasdaq Stock Market of the Nasdaq National Market (“NASDAQ”) or another nationally recognized automated quotation system, if the securities qualify to be so quoted;

(viii) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to or in substitution for the provisions of Section 2(f) hereof, and take such other customary actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(ix) use reasonable best efforts to obtain a “cold comfort” letter or letters from National Beef’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the holders of a majority of shares of such Registrable Securities shall reasonably request;

(x) make available for inspection by any holder of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such holder or any such underwriter, any pertinent financial and other records, pertinent corporate documents and properties of National Beef as reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with customary due diligence performed for a public offering of such Registrable Securities;

(xi) promptly notify counsel for the holders of Registrable Securities included in such registration statement and the managing underwriter (a) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (b) of the receipt of any comments from the SEC relating to such registration statement, (c) of any request of the SEC to amend the registration statement or amend or supplement the prospectus and (d) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(xii) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter if any, to facilitate the timely preparation and delivery of any certificates representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such holders may request;

(xiii) use its reasonable best efforts to obtain for delivery to the holders of Registrable Securities being registered and to the underwriter an opinion or opinions from counsel for National Beef in customary form and in form, substance and scope reasonably satisfactory to such holders, underwriters or agents and their counsel; and

(xiv) cooperate with each holder of Registrable Securities being registered and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NYSE, NASDAQ or any other stock exchange or automated quotation system and FINRA.

(d) Information Supplied.  National Beef may require each holder of Registrable Securities being registered to furnish National Beef with such information regarding such holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as National Beef may from time to time reasonably request in writing.  National Beef shall not be required to include in any registration statement any Registrable Securities of any holder which does not provide such information.

(e) Restrictions on Disposition.  Each Founding Member agrees that, upon receipt of any notice from National Beef of the happening of any event of the kind described in Section 2(c)(v), such Founding Member will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Founding Member’s receipt of any copies of the supplemented or amended prospectus contemplated by Section 2(c)(v), and, if so directed by National Beef, such Founding Member will deliver to National Beef (at National Beef’s expense) all copies, other than permanent file copies then in such Founding Member’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(f) Indemnification.

(i) In the event of any registration of any securities of National Beef under the Securities Act pursuant to this Section 2, National Beef shall indemnify and hold harmless the holder of any Registrable Securities covered by such registration statement, its directors, officers and employees, each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who Controls such holder or any such underwriter within the meaning of the Securities Act (collectively, the “Registration Indemnified Parties”), against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including reasonable attorney’s fees and reasonable expenses of investigation) to which such Registration Indemnified Party may become subject under the Securities Act (“Losses”), state law or otherwise, insofar as such Losses arise out of, relate to or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading;

provided, that National Beef shall not be liable to any Registration Indemnified Party in any such case to the extent, but only to the extent, that any such Losses or expenses arise out of, relate to or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary or final prospectus in reliance upon and in conformity with written information furnished to National Beef by or on behalf of such holder, underwriter or other Person specifically for use in the preparation thereof; and, provided, further, that National Beef will not be liable in any such case to the extent, but only to the extent, that the foregoing indemnity with respect to any untrue statement contained in or omitted from a registration statement or the prospectus shall not inure to the benefit of any party (or any Person Controlling such party) who is obligated to deliver a prospectus in transactions in a security as to which a registration statement has been filed pursuant to the Securities Act and from whom the Person asserting any such Losses purchased any of the Registrable Securities to the extent that it is finally judicially determined that Losses resulted from the fact that such party sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the registration statement or the prospectus, as amended or supplemented, and (x) National Beef shall have previously and timely furnished sufficient copies of the registration statement or prospectus, as so amended or supplemented if required under the Securities Act, to such party in accordance with this Agreement and (y) the registration statement or prospectus, as so amended or supplemented, would have corrected such untrue statement or omission of a material fact. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Registration Indemnified Party and shall survive the Transfer of securities by any holder.

(ii) National Beef may require, as a condition to participating in the sale of any Registrable Securities in any registration statement filed in accordance with Sections 2(a) or 2(b) herein, that it shall have receive an undertaking reasonably satisfactory to it from the selling holder of such Registrable Securities and any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2(f)(i)) National Beef and all other selling holders or any underwriter, as the case may be, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to National Beef by or on behalf of such selling holder or such underwriter specifically for inclusion in such registration statement, preliminary or final prospectus or amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of National Beef, any of the selling holders or any underwriter and shall survive the transfer of securities by any holder.

(iii) Promptly after receipt by a Registration Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2(f), such Registration Indemnified Party will, if a claim in respect thereof is to be made against National Beef, give written notice to National Beef of the commencement of such action or proceeding; provided, however, that the failure of the Registration Indemnified Party to give notice as provided herein shall not relieve National Beef of its obligations under this Section 2(f), except to the extent that National Beef is materially prejudiced by such failure to give notice.  In case any such action or proceeding is brought against a Registration Indemnified Party, unless in such Registration Indemnified Party’s reasonable judgment (after consultation with legal counsel) a bona fide conflict of interest between such Registration Indemnified Party and National Beef may exist in respect of such action or proceeding, National Beef will be entitled to participate in and to assume the defense thereof (at its expense) with counsel reasonably satisfactory to such Registration Indemnified Party, and after notice from National Beef to such Registration Indemnified Party of its election so to assume the defense thereof, National Beef will not be liable to such Registration Indemnified Party for any legal or other expenses subsequently incurred by the Registration Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, in the event National Beef declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Registration Indemnified Party or if a court of competent jurisdiction determines that National Beef is not vigorously defending such action or proceeding, or if there is a bona fide conflict of interest between National Beef and the Registration Indemnified Party, then such Registration Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and National Beef shall pay the reasonable fees and disbursements of such counsel or other representative as incurred; provided, further, however, that National Beef shall not be required to pay the fees and disbursements of more than one counsel for all Registration Indemnified Parties in any jurisdiction in any single action or proceeding.  National Beef will not settle any such action or proceeding or consent to the entry of any judgment without the prior written consent of the Registration Indemnified Party, unless such settlement or judgment (a) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Registration Indemnified Party from all liability in respect of such action or proceeding and (b) does not involve the imposition of equitable remedies.  No Registration Indemnified Party will settle any such action or proceeding or consent to the entry of any judgment without the prior written consent of National Beef (such consent not to be unreasonably withheld).

(iv) (1) If the indemnification provided for in this Section 2(f) is unavailable to National Beef or to a Registration Indemnified Party hereunder in respect of any Losses or expenses referred to herein, then National Beef and the Registration Indemnified Parties, in lieu of such indemnification, shall contribute to the amount paid or payable by National Beef or such Registration Indemnified Party as a result of such Losses or expenses in such proportion as is appropriate to reflect the relative fault of National Beef and Registration Indemnified Party in connection with the actions or proceedings which resulted in such Losses or expenses, as well as any other relevant equitable considerations.  The relative fault of National Beef and Registration Indemnified Party shall be determined by reference to, among other things, whether any action or proceeding in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, National Beef or Registration Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action or proceeding.  The amount paid or payable by a party under this Section 2(f)(iv) as a result of the Losses and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding.

(2) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2(f)(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 2(f)(iv)(1).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of similar fraudulent misrepresentation.

(v) The obligations of the parties under this Section 2(f) shall be in addition to any liability which any party may otherwise have to any other party and shall survive until the expiration of the applicable statutes of limitations (including any waivers or extensions thereof) with respect to any such registrations made hereunder.

(g) Required Reports.  National Beef covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act, and it will take such further action as any Founding Member may reasonably request, all to the extent required from time to time to enable such Founding Member to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(h) Holdback Agreement.  If any registration under Sections 2(a) or 2(b) hereof or any sale of securities in connection with a registration under Section 2(a) hereof shall be in connection with an underwritten public offering, each holder of Registrable Securities included in such registration agrees to enter into customary agreements with the underwriters to not effect any sale or distribution, including any sale pursuant to Rule 144, of any equity interests of National Beef (in each case, other than as part of such underwritten public offering), within 30 days before, or 90 days after (or such lesser period as the managing underwriters may permit or such longer periods as required by applicable law) such offering.

(i) Termination of Rights.  Except for indemnification rights provided in Section 2(f), the rights granted to a Founding Member in this Agreement shall terminate and forthwith become null and void in full on the earliest date that such Founding Member no longer beneficially owns any Registrable Securities.

3.                Miscellaneous.

(a) Agreement to Cooperate; Further Assurances.  In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors and each Founding Member and their respective Affiliates shall execute such further documents and shall take such further action as shall be reasonably necessary to carry out the purposes of this Agreement, in each case to the extent not inconsistent with applicable law.

(b) Amendments.  Except as otherwise expressly provided in this Agreement, amendments to this Agreement shall require approval of National Beef and each Founding Member.

(c) Injunctive Relief.  National Beef and each Founding Member acknowledge and agree that a violation of any of the terms of this Agreement may cause the other Founding Members and National Beef, as the case may be, irreparable injury for which an adequate remedy at law is not available.  Accordingly, it is agreed that each of the Founding Members and National Beef will be entitled to seek an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which they may be entitled at law or, equity.  Nothing stated herein shall limit any other remedies provided under this Agreement or available to the parties at law or in equity.

(d) Successors.  The provisions of this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person, including but not limited to any creditor of National Beef or its Subsidiaries, any right, benefit, or remedy of any nature by reason of this Agreement.  An assignment of the rights, interests or obligations hereunder, including but not limited to an assignment by operation of law, shall be null and void unless a provision of this Agreement specifically provides otherwise or National Beef gives its prior written consent therefor.

(e) Notices.  Any written notice required or permitted to be delivered pursuant to this Agreement shall be in writing and shall be deemed delivered: (a) upon delivery if delivered in person; (b) upon transmission if sent via telecopier, with electronic confirmation of receipt; (c) one Business Day after deposit with a nationally recognized overnight courier service, provided that confirmation of such overnight delivery is received by the sender; and (d) upon transmission if sent via e-mail, with a confirmation copy sent via telecopier on the same day with electronic confirmation of receipt.  Notices to National Beef or any Founding Member shall be delivered to National Beef or such Founding Member as set forth in Exhibit A, as it may be revised from time to time.  Any party may change its address for notices by giving written notice of the new address to the other parties in accordance with this section, but any element of such party’s address that is not newly provided in such notice shall be deemed not to have changed.

(f) Integration.  This Agreement contains the exclusive, entire and final understanding of the parties with respect to the subject matter hereof.  There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.  Except as expressly set forth herein, this Agreement supersedes all other prior agreements, discussions, negotiations, communications and understandings between the parties with respect to such subject matter hereof.  No party has relied on any statement, representation, warranty, or promise not expressly contained in this Agreement in connection with this transaction.

(g) Severability.  If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, then such provision, paragraph, word, clause, phrase or sentence shall be deemed restated to reflect the original intention of the parties as nearly as possible in accordance with applicable law and the remainder of this Agreement. The legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof will not be in any way impaired, it being intended that all obligations, rights, powers and privileges of National Beef and the Founding Members will be enforceable to the fullest extent permitted by law.  Upon such determination of invalidity, illegality or unenforceability, National Beef and the Founding Members shall negotiate in good faith to amend this Agreement to effect the original intent of the Founding Members.

(h) Counterparts.  This Agreement may be executed in one or more counterparts and by different parties on separate counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.  The parties agree that this Agreement shall be legally binding upon the electronic transmission, including by facsimile or email, by each party of a signed signature page hereof to the other party.

(i) Governing Law; Submission to Jurisdiction.

(i) This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

(ii) Each party hereto agrees that any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in Delaware.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

National Beef:	NATIONAL BEEF, INC.

By:
	Name:	Timothy M. Klein
	Title:	President and Chief Executive Officer

The Founding Members:	U.S. PREMIUM BEEF, LLC

By:
	Name:	Steven D. Hunt
	Title:	Chief Executive Officer

NBPCO HOLDINGS, LLC

By:
Name:
Title:

TKK INVESTMENTS, LLC

By:
	Name:	Timothy M. Klein
	Title:	Sole Manager

TMKCO, LLC

By:
	Name:	Timothy M. Klein
	Title:	Sole Manager

Exhibit A

Members

If to National Beef: National Beef, Inc. 12200 N. Ambassador Drive, Suite 500 Kansas City, Missouri 64163 Facsimile: (816) 713-8889 Attention: Bret G. Wilson	If to USPB: U.S. Premium Beef, LLC 12200 N. Ambassador Drive, Suite 501 Kansas City, Missouri 64163 Facsimile: (816) 713-8810 Attention: Steven D. Hunt

with a copy to:	with a copy to:

Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 Facsimile: (312) 853-7036 Attention: Paul L. Choi John J. Sabl	Stoel Rives LLP 33 South Sixth Street, Suite 4200 Minneapolis, Minnesota 55402 Facsimile: (612) 373-8881 Attention: Mark J. Hanson

If to NBPCo: NBPCo Holdings, LLC 891 Two Rivers Drive Dakota Dunes, South Dakota 57040 Facsimile: (605) 217-8001 Attention: Rich Jochum	If to the Klein Entities: TKK Investments, LLC TMKCo, LLC 10217 Hwy 92 Kearney, Missouri 64060 Facsimile: (816) 713-8852 Attention: Timothy M. Klein
with a copy to:

Koley Jessen P.C., LLO 1125 S. 103rd Street, Suite 800 Omaha, Nebraska 68124 Facsimile: (402) 390-9005 Attention: Michael M. Hupp Matthew D. Maser